Item 30. Exhibit (g) vii. a. 7.

___________________________________________________________________________

NOTE: certain information enclosed within brackets

has been excluded from this exhibit because it is

both (i) not material and (ii) would likely cause

competitive harm to the registrant if publicly disclosed.

___________________________________________________________________________

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit 1

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(the “Reinsurer”)

Effective January 1, 2021 (the “Amendment Effective Date”), the Ceding Company’s retention is [___] for the Agreements listed in Exhibit 1 hereto. [___].

The Retention Reference in each Agreement shall be replaced with the applicable “Ceding Company’s Retention effective January 1, 2021” listed in Exhibit 1. There is no change to the Reinsurer’s share.

The cession amounts [___]. Per the Amendment effective June 1, 2016 (for applicable Agreements as shown in Exhibit 1), the Ceding Company [___]. [___]

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both Parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	9/27/2021 | 1:09 PM EDT
Chad Madore Head of Reinsurance Development

MML BAY STATE LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	9/27/2021 | 1:09 PM EDT
Chad Madore Head of Reinsurance Development

C.M. LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	9/27/2021 | 1:09 PM EDT
Chad Madore Head of Reinsurance Development

SWISS RE LIFE & HEALTH AMERICA INC.

By:	DocuSigned by Rob O’Hara [___]	Date	9/27/2021 | 1:09 PM EDT
Rob O’Hara Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	DocuSigned by Natalie Gleed [___]	Date	9/27/2021 | 11:58 AM EDT
Natalie Gleed Senior Vice President

Exhibit 1 - Agreements

Effective Date of Agreement	Reinsurer’s Agreement #	Coverage	TAI Codes	Ceding Company’s Retention effective January 1, 2021	Ceding Company’s Prior Retention	Policy Issue Dates	Retention Reference in Agreement
5/1/2001	[___]	VUL II, [___]	[___]	[___]	[___]	[___]	Schedule B
[rows deleted]